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                                                                       EXHIBIT 1

                     EXECUTIVE OFFICERS AND DIRECTORS OF THE
                      JAMES AND PATRICIA SCHULER FOUNDATION


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                                         PRINCIPAL                              PRINCIPAL
NAME/POSITION(S)                         BUSINESS ADDRESS                       OCCUPATION/EMPLOYMENT
----------------                         -----------------                      ----------------------


James K. Schuler,                        828 Fort Street Mall,                  Chairman of the Board, President and
Chairman                                 4th Floor                              Chief Executive Officer of Schuler
                                         Honolulu, Hawaii  96813                Homes, Inc.

Pamela S. Jones,                         828 Fort Street Mall,                  Senior Vice President
Director, Vice President                 4th Floor                              of Finance and
and Treasurer                            Honolulu, Hawaii  96813                Chief Financial Officer of Schuler
                                                                                Homes, Inc.

Christopher T. Schuler,                  828 Fort Street Mall,                  Local Sales Manager for
Director                                 4th Floor                              The Tribune Company
                                         Honolulu, Hawaii 96813

Mark J. Schuler,                         828 Fort Street Mall,                  United Airlines Pilot
Director                                 4th Floor
                                         Honolulu, Hawaii 96813

Jeffery S. Whiteman,                     828 Fort Street Mall,                  United States Airforce Pilot
Director                                 4th Floor
                                         Honolulu, Hawaii 96813

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